Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet combines Summer Infant, Inc. (“Summer”) historical balance sheets and those of Kiddopotamus as of March 31, 2008, giving effect to the transactions described in the Acquisition Agreement as if they had occurred on March 31, 2008.  The following unaudited pro forma condensed consolidated statements of income combine (i) Summer’s historical statement of income for the three months ended March 31, 2008 with those of Kiddopotamus for the three months ended March 31, 2008 and (ii) Summer’s historical statement of income for the year ended December 31, 2007 with those of Kiddopotamus for the year ended December 31, 2007, in each case giving effect to the acquisition as if it had occurred on January 1, 2007.

Under the purchase method of accounting, the preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on preliminary estimates, which assume that historical cost approximates fair value of the assets and liabilities of Summer.  As such, management estimates that a substantial portion of the excess purchase price will be allocated to non-amortizable intangible assets.  These estimates are subject to change upon the finalization of the valuation of certain assets and liabilities and may be adjusted in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition.  The unaudited pro forma condensed consolidated financial statements described above should be read in conjunction with Summer’s financial statements and those of Kiddopotamus and the related notes thereto.  The pro forma adjustments are preliminary and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or of Summer’s future financial position or operating results.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

March 31, 2008

(In thousands of dollars)

	Summer	Kiddopotamus	Adjustments		Pro forma
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$2,283				$2,283
Trade receivables, net of allowances for doubtful accounts	26,570	$2,284			28,854
Inventory, primarily finished goods	22,251	3,258			25,509
Prepaids and other current assets	934	470			1,404
Deferred tax assets	134	268			402

TOTAL CURRENT ASSETS	52,172	6,280			58,452
Property and equipment, net	9,657	48			9,705
Goodwill	36,193	49	$7,461	(a)	43,703
Other intangible assets, net	9,407	52			9,459
Other Assets	216	2			218

TOTAL ASSETS	$107,645	$6,431	$7,461		$121,537

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Line of credit	$28,213	$218	$9,621	(a)	$38,052
Accounts payable and accrued expenses	18,568	1,125			19,693
Current portion of long term liabilities	273				273

TOTAL CURRENT LIABILITIES	47,054	1,343	9,621		58,018
Long term liabilities, less current portion	4,008				4,008
Deferred tax liabilities	548	25			573

TOTAL LIABILITIES	51,610	1,368	9,621		62,599

STOCKHOLDERS’ EQUITY
Series A Convertible Preferred Stock		41	(41	)(b)
Common stock	1	50	(50	)(b)	1
Additional paid-in capital	50,946	2,357	(2,357	)(b)	53,849
			2,903	(a)
Retained earnings	5,099	2,615	(2,615	)(b)	5,099
Accumulated other comprehensive loss	(11)				(11)

TOTAL STOCKHOLDERS’ EQUITY	56,035	5,063	(2,160)		58,938

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$107,645	$6,431	$7,461		$121,537

Unaudited Pro Forma Condensed Consolidated Statement of Income and Per Share Data

Three Months Ended March 31, 2008

(In thousands of dollars, except for per share amounts)

	Summer	Kiddopotamus	Adjustments		Pro forma
Net revenues	$28,425	$3,789			$32,214
Cost of goods sold	18,490	2,245			20,735

GROSS PROFIT	9,935	1,544			11,479
Selling, general & administrative expenses	7,887	758			8,645

OPERATING INCOME	2,048	786			2,834

OTHER INCOME (EXPENSE)
Interest expense	(382)	(27)	$(121	)(c)	(530)
Other income		64			64

INCOME BEFORE PROVISION FOR INCOME TAXES	1,666	823	(121)		2,368
Income tax expense	662	262	(48	)(d)	876

NET INCOME	$1,004	$561	$(73)		$1,492

Weighted average number of shares outstanding:
Basic and diluted	13,907,892		697,890	(a)	14,605,782

Net income per share:
Basic and diluted	$.07				$.10

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands, except for per share amounts)

a)              To record the purchase of all the stockholders’ equity of Kiddopotamus and the allocation of the purchase price to assets acquired and liabilities assumed as follows:

Calculation of allocable purchase price (in $000’s):

	March 31, 2008
Cash	$9,137
Stock	2,879	*
Capitalized transaction costs	484

Purchase Price	$12,500

Estimated allocation of purchase price:

Kiddopotamus, net assets acquired:

	March 31, 2008	Asset Life
Trade Receivables	$2,284
Inventory	3,258
Prepaids, and other current assets	470
Deferred tax assets	268
Property and equipment, net	48
Other intangible assets, net	52
Other assets	2
Line of credit	(218)
Accounts payable	(1,125)

	5,039

Goodwill (residual)	7,461	Indefinite

Total allocable purchase price	$12,500

* The stock portion of the acquisition consists of 697,890 shares at a price per share of $4.126, which was the average closing price of a share of Summer common stock for the 10 consecutive trading days prior to public announcement by Summer of the contemplated purchase of the stockholders’ equity of Summer.

b)             To state pre-acquisition equity at Kiddopotamus.

c)              To record increased interest expense due to the increase in debt required to fund the Kiddo acquisition.

d)             To record increased state and federal income taxes at 40%.

Purchase Accounting Adjustment

Under the purchase method of accounting, the total preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various preliminary estimates of their face values by Summer management.  Management’s estimates and assumptions are subject to change upon the finalization of the valuation and may be adjusted in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations.  The purchase price allocation is not finalized.  Valuations of customer relationships, trade name and intellectual property, have not been completed.  Management has assumed that carrying value approximates fair value for certain tangible assets and liabilities of Summer Infant, Inc.  Some of these assets, such as goodwill, will be non-amortizable; other assets will be amortized over their useful lives.

Under the purchase method of accounting, the financial statements of the acquiring entity remain unchanged and the Acquisition will be recorded as of the closing date, reflecting the assets and liabilities of Kiddopotamus (the target), at their acquisition date fair values.  Intangible assets that are identifiable are recognized separately from goodwill which is measured and recognized as the excess of the fair value of Kiddo, as a whole, over the net amount of the recognized identifiable assets acquired and liabilities assumed.  The results of operations of Kiddopotamus will be included in the results of the combined entity from the date of acquisition forward.

The preliminary allocation of the purchase price for accounting purposes was based upon preliminary estimates and assumptions that are subject to change upon the finalization of the transaction and the related valuations.  While it is possible that these estimates may change, management does not anticipate that there will be a material change to the purchase price allocation as a result of any changes to these preliminary estimates.

Unaudited Pro Forma Condensed Consolidated Statement of Income and Per Share Data

Year Ended December 31, 2007

(In thousands of dollars, except for per share amounts)

	Summer	Kiddopotamus	Adjustments		Pro forma
Net revenues	$68,117	$13,256			$81,373
Cost of goods sold	42,356	7,794			50,150

GROSS PROFIT	25,761	5,462			31,223
Selling, general & administrative expenses	21,196	3,232			24,428

OPERATING INCOME	4,565	2,230			6,795

OTHER INCOME (EXPENSE)
Interest income (expense)	228	(97)	$(673	)(c)	(542)
Other income		71			71

INCOME BEFORE PROVISION FOR INCOME TAXES	4,793	2,204	(673)		6,324
Income tax expense	1,678	845	(269	)(d)	2,254

NET INCOME	$3,115	$1,359	$(404)		$4,070

Weighted average number of shares outstanding:
Basic	13,426,000		697,890	(a)	14,123,890
Diluted	13,507,000		697,890	(a)	14,204,890

Net income per share:
Basic	$.23				$.29
Diluted	$.23				$.29